SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2003

ELECTRIC CITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-2791	36-4197337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1280 Landmeier Road Elk Grove Village, IL 60007-2410
(Address of Principal Executive Officers and Zip Code)

Issuer’s telephone number, including area code: (847) 437-1666

Item 2.    Acquisition or Distribution of Assets

On June 3, 2003, Electric City Corp. (“Electric City”, the “Company” or the “Seller”) entered into an Asset Purchase Agreement with Hoppensteadt Acquisition Corp. (“Hoppensteadt” or the “Buyer”), whereby Hoppensteadt acquired all of the assets, except for certain receivables and cash, and assumed all of the liabilities, except for bank debt, of Switchboard Apparatus, Inc. (“Switchboard”), a wholly owned subsidiary of Electric City, as of May 31, 2003 in exchange for $798,000 in cash.  The purchase price is to be adjusted for changes in the net asset value of the assumed assets and liabilities from March 31, 2003 to May 31, 2003, with the Seller paying the Buyer for any decline in the net asset value and the Seller paying the Buyer for any increase in the net asset value over this period.  In addition, Electric City agreed to allow Hoppensteadt to assume the name “Switchboard Apparatus, Inc.” after completion of the sale.  Hoppensteadt Acquisition is controlled by Dale Hoppensteadt, who was president of Switchboard from September 1, 2000 until the sale was consummated on June 3, 2003.

As part of the transaction both parties entered into a Strategic Alliance, Co-Marketing and License Agreement under which Electric City will continue to market Switchboard products and Switchboard will continue to manufacture Electric City’s TP3 line of switchgear.

Coincident with the closing, Mr. Dale Hoppensteadt and the Company entered into a stock trading agreement relative to the shares of common stock held by Mr. Hoppensteadt.  A copy of the stock trading agreement is attached as exhibit 10.3.

The description of the Strategic Alliance, Co-Marketing and License Agreement, the Asset Purchase Agreement, the transactions contemplated by the Asset Purchase Agreement are not intended to be complete and are qualified in their entirety by the complete text of the Asset Purchase Agreement and the Strategic Alliance, Co-Marketing and License Agreement which are attached as exhibits 10.1, and 10.2 respectively, to this report and are incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

(a)                                  Not Applicable

(b)                                 Pro forma financial information will be filed by an amendment to this Report within 60 days.

(c)                                  Exhibits

10.1                           Asset Purchase Agreement dated June 3, 2003, by and among Electric City Corp., Switchboard Apparatus, Inc., and Hoppensteadt Acquisition Corp.

10.2                           Strategic Alliance, Co-Marketing and Licensing Agreement dated May 31, 2003 by and between Hoppensteadt Acquisition Corp. and Electric City Corp.

10.3                           Stock Trading Agreement dated May 31, 2003 between Dale Hoppensteadt and Electric City Corp.

99.1                           Press release dated June 5, 2003.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ELECTRIC CITY CORP.

Dated: June 5, 2003	By:	/s/ Jeffrey R. Mistarz

Jeffrey R. Mistarz

Chief Financial Officer & Treasurer (principal financial and accounting officer)

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Asset Purchase Agreement dated June 3, 2003, by and among Electric City Corp., Switchboard Apparatus, Inc., and Hoppensteadt Acquisition Corp.

10.2	Strategic Alliance, Co-Marketing and Licensing Agreement dated May 31, 2003 by and between Hoppensteadt Acquisition Corp. and Electric City Corp.

10.3	Stock Trading Agreement dated May 31, 2003 between Dale Hoppensteadt and Electric City Corp.

99.1	Press release dated June 5, 2003.